SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 4, 2011 (Date of earliest event reported)

Commission File No.: 0-25969

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)

5900 Princess Garden Parkway,
7th Floor
Lanham, Maryland 20706
(Address of principal executive offices)

(301) 306-1111
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02    Results of Operations and Financial Condition.

    On August 4, 2011, Radio One, Inc. (“Radio One”) issued a press release setting forth the results for its second quarter ended June 30, 2011.  A copy of the press release is attached as Exhibit 99.1.

ITEM 8.01    Other Events.

    On August 4, 2011, Radio One hosted a conference call for investors, analysts and other interested parties to discuss its results for second fiscal quarter of 2011.  During the course of the call, Peter D. Thompson, the Company’s Chief Financial Officer, was reviewing revenue performance by advertising category. During the course of his comments, Mr. Thompson noted that revenues contributed by the entertainment sector  were up 34% on a year-to-year basis for the quarter ended June 30, 2011.  Mr. Thompson meant to note that revenues contributed by the entertainment sector  were up 3 to 4% on a year-to-year basis for the quarter ended June 30, 2011 and wanted to clarify his comment.

    A replay of the conference call will be available until 11:59 p.m. August 5, 2011. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 210252. Access to live audio and a replay of the conference call will also be available on Radio One's corporate website at http://www.radio-one.com.  The replay will be made available on the website for seven days after the call.

ITEM 9.01.   Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press release dated August 4, 2011: Radio One, Inc. Reports Second Quarter Results.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.
/s/ Peter D. Thompson
August 10, 2011	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer